UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2022   (April 28, 2022)

CANNABIS GLOBAL, INC.

(Name of registrant in its charter)

Nevada	333-146404	99-0539775
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	CBGL	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2022, the Registrant and Lemon Glow Company, Inc., a wholly owned subsidiary of Sugarmade, Inc. (OTC: "SGMD") entered into a material definitive agreement. Other than with respect to the material definitive agreement, no material relationship exists between the parties.

Pursuant to a Cultivation and Supply Agreement, Lemon Glow agreed to cultivate licensed cannabis for the Registrant during the 2022 Spring outdoor season. The Registrant expects to utilize the cannabis for its manufacture and production of cannabis products to be distributed by its wholly owned subsidiary, Northern Lights Distribution. The Registrant operates a California licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. As consideration for the Cultivation and Supply Agreement, the Registrant issued Lemon Glow a convertible promissory note in the principal amount of $400,000. There is 8% interest. The maturity date is April 28, 2023. The outstanding principal and interest are convertible into the Registrant's common stock calculated at 75% of the average closing price of the Registrant's common shares during the ten (10) trading days prior to Lemon Glow's election to convert.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1	Cultivation and Supply Agreement	Filed Herewith
10.2	Securities Purchase Agreement	Filed Herewith
10.3	Convertible Promissory Note	Filed Herewith
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: May 4, 2022	By:	/s/ Arman Tabatabaei
Arman Tabatabaei (Principal Executive Officer)